UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 22, 2014, Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP") and Preferred Apartment Communities, Inc. (the "Company") entered into that certain Amended and Restated Credit Agreement (the "Amended and Restated Credit Agreement Agreement") with KeyBank National Association ("Lender") and the other lenders party thereto as of September 19, 2014 to amend and completely restate the terms of the $50,000,000 senior secured revolving credit facility (the "Revolving Facility") that is governed by the credit agreement entered into by PAC-OP, the Company and Lender on August 31, 2012 (as previously amended by (i) that certain Modification Agreement dated as of April 4, 2013; (ii) that certain Second Modification Agreement dated as of December 5, 2013 and (iii) that certain Third Modification Agreement dated as of July 1, 2014, the "Credit Agreement"). The Amended and Restated Credit Agreement, among other things, added a $45,000,000 interim delayed draw term loan (the "Acquisition Facility", and together with the Revolving Facility, the "Credit Facility"), modified certain financial covenants and made conforming changes for the three prior modifications. However, until PAC-OP owns $300 million in stabilized real estate assets, only $45 million will be available under the Revolving Facility. As of August 29, 2014, the outstanding balance on the Revolving Facility was approximately $4.0 million and no draws were made in connection with closing the Amended and Restated Credit Agreement.

As of July 25, 2014, PAC-OP entered into an Agreement of Purchase and Sale with Sandstone Overland Park, LLC; Estancia Dallas, LLC; Stoneridge Nashville, LLC; and Vineyards Houston, LLC to acquire a fee simple interest in a 364-unit multifamily community on approximately 29.3 acres in Kansas City, Kansas ("Sandstone"), a fee simple interest in a 300-unit multifamily community on approximately 15.0 acres in Dallas, Texas ("Estancia"), a fee simple interest in a 364-unit multifamily community on approximately 30.5 acres in Nashville, Tennessee ("Stoneridge") and a fee simple interest in a 369-unit multifamily community on approximately 31.5 acres in Houston, Texas ("Vineyards", and together with Sandstone, Estancia and Stoneridge, each an "Acquired Multifamily Community" and collectively, the "Acquired Multifamily Communities") for an aggregate purchase price of approximately $181.7 million, exclusive of acquisition-related and financing-related transaction costs.

As of August 1, 2014, PAC-OP entered into a Purchase and Sale Agreement with U.S. Retail Income Fund VI, Limited Partnership to acquire a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 8.6 acres in Tampa, Florida ("Barclay"), a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 8.5 acres in Miami, Florida ("Doral") and a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 8.6 acres in Charleston, South Carolina ("Sweetgrass") for an aggregate purchase price of approximately $53.6 million, exclusive of acquisition-related and financing-related transaction costs and a Purchase and Sale Agreement with U.S. Retail Income Fund VII, Limited Partnership to acquire a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 11.1 acres in Deltona, Florida near Orlando, Florida ("Deltona"), a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 12.7 acres in Houston, Texas ("Kingwood"), a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 8.4 acres in Columbus, Georgia ("Parkway") and a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 12.0 acres in Atlanta, Georgia ("Powder Springs" and together with Barclay, Doral, Sweetgrass, Deltona, Kingwood and Parkway, each an "Acquired Retail Property" and collectively, the "Acquired Retail Properties") for an aggregate purchase price of approximately $46.8 million, exclusive of acquisition-related and financing-related transaction costs.

PAC-OP and the Company may use the available proceeds under the Revolving Facility, on an as needed basis, to fund investments, capital expenditures, dividends (with Lender consent) and working capital and other general corporate purposes. PAC-OP and the Company may use the available proceeds under the Acquisition Facility to fund a portion of the acquisition price in connection with acquiring the Acquired Multifamily Communities and the Acquired Retail Properties. The Company is the general partner of, and owner of an approximately 99% interest in, PAC-OP.

The Revolving Facility has a maturity date of July 1, 2015. At PAC-OP's election, loans made under the Revolving Facility bear interest at a rate per annum equal to either: (x) the greater of: (1) to the Lender's "prime rate"; (2) the Federal Funds Effective Rate plus 0.5%; and (3) the Adjusted Eurodollar Rate for a one-month interest period plus 1.00%, (the "Base Rate"), or (y) the one-, two-, three-, or six-month per annum LIBOR for deposits in the applicable currency (the “Eurodollar Rate”), as selected by PAC-OP, plus an applicable margin. The applicable margin for Eurodollar Rate loans under the Revolving Facility is 3.75% and the applicable margin for Base Rate loans under the Revolving Facility is 3.50%. Commitment fees on the average daily unused portion of the Revolving Facility are payable at a rate per annum of 0.35%.

The Acquisition Facility has a maturity date of March 19, 2015, which, subject to certain extension requirements and the payment of a $22,500 extension fee, may be extended at PAC-OP's option to June 19, 2015 (the "Acquisition Facility Maturity Date"). At PAC-OP's election, loans made under the Acquisition Facility bear interest at a rate per annum equal to either: (x) the Base Rate plus an applicable margin; or (y) the Eurodollar Rate plus an applicable margin. The applicable margin for all Acquisition Facility loans is 4.50%.

Principal under the Acquisition Facility must be paid in full by the Acquisition Facility Maturity Date, with $15 million due by December 19, 2014, an additional $10 million due by March 19, 2014 and the balance due on the Acquisition Facility Maturity Date. All Principal under the Revolving Facility is payable in full at maturity on July 1, 2015.

PAC-OP has the right to prepay amounts owing under the Credit Facility, in whole or in part, without premium or penalty, subject to any breakage costs and minimum repayment amounts of $100,000 on Eurodollar Rate loans and $500,000 on Base Rate loans. PAC-OP is required to prepay amounts owing under the Credit Facility with the net proceeds from certain transactions or events including: (x) equity sales of the Company or any of its subsidiaries; (y) repayment of principal under any note receivable of the Company or any of its subsidiaries; and (z) asset sales by the Company or any of its subsidiaries. At PAC-OP's election, prepayments under the Credit Facility shall be applied to outstanding amounts under the Acquisition Facility or the Revolving Facility.

Interest on Base Rate loans is payable monthly in arrears on the first business day of each month. Interest on Eurodollar Rate loans is payable at the end of each interest rate period and at the end of each three-month interval within an interest rate period if the interest period is longer than three months.

Borrowings under the Credit Facility continue to be secured by, among other things, a pledge by PAC-OP of 100% of the ownership of each of its current and future mezzanine loan subsidiaries (the "Mezzanine Loan Subsidiaries"), a pledge by PAC-OP of 49% of the ownership (the "49% Pledged Interests") of each of its current and future real estate subsidiaries (the "Real Estate Subsidiaries"), a joint and several repayment guaranty from the Company and each of the Mezzanine Loan Subsidiaries, and a collateral assignment of loan documents by each of the Mezzanine Loan Subsidiaries and PAC-OP. In addition, PAC-OP or New Market Properties, LLC (a wholly owned subsidiary of PAC-OP, "New Market") and Lender have entered into buy-sell agreements for each of the Real Estate Subsidiaries so that, following a foreclosure by Lender on the 49% Pledged Interests, Lender can trigger a process where PAC-OP or New Market, as applicable, can buy the 49% Pledged Interest from Lender or Lender can buy the non-pledged 51% ownership interest of PAC-OP or New Market, as applicable, in each of such Real Estate Subsidiaries.

The description above of the terms of the Amended and Restated Credit Agreement, each buy-sell agreement and any other loan document are qualified in their entirety by the agreements attached as Exhibits 10.1 through 10.6, respectively, to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in this report set forth under Item 1.01 regarding the Credit Facility is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1
Amended and Restated Credit Agreement dated as of September 19, 2014 among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P., the lenders party thereto and KeyBank National Association

10.2
Amended and Restated Pledge and Security Agreement dated as of September 19, 2014 among Preferred Apartment Communities Operating Partnership, L.P., New Market Properties, LLC, Iris Crosstown Mezzanine Lending, LLC, City Vista Mezzanine Lending, LLC, City Park Mezzanine Lending, LLC, Charles Hight Mezzanine Lending, LLC, Aster Lely Mezzanine Lending, LLC, Newport Overton Mezzanine Lending, LLC, Haven West Mezzanine Lending, Starkville Mezzanine Lending, LLC, Irving Mezzanine Lending, LLC, Summit Crossing III Mezzanine Lending, LLC and KeyBank National Association

10.3
Guaranty dated as of September 19, 2014 by each of Preferred Apartment Communities, Inc., New Market Properties, LLC, Iris Crosstown Mezzanine Lending, LLC, City Vista Mezzanine Lending, LLC, City Park Mezzanine Lending, LLC, Charles Hight Mezzanine Lending, LLC, Aster Lely Mezzanine Lending, LLC, Newport Overton Mezzanine Lending, LLC, Haven West Mezzanine Lending, Starkville Mezzanine Lending, LLC, Irving Mezzanine Lending, LLC, Summit Crossing III Mezzanine Lending, LLC with KeyBank National Association

10.4	Buy-Sell Agreement dated as of September 19, 2014 between New Market Properties, LLC and KeyBank National Association (Woodstock)
10.5	Buy-Sell Agreement dated as of September 19, 2014 between New Market Properties, LLC and KeyBank National Association (Spring Hill)
10.6	Buy-Sell Agreement dated as of September 19, 2014 between New Market Properties, LLC and KeyBank National Association (Parkway Town Centre)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: September 23, 2014	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary